Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated August 21, 2026 relating to the financial statements of OHB Pediatrics, Ltd.(the “Company”), as of December 31, 2024 and for the period from September 16, 2024 (Inception) to December 31, 2024, and to the reference of our firm under the caption “Experts” in the Registration Statement.

/s/ Cherry Bekaert LLP

Nashville, Tennessee

August 24, 2026